UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13139 Jess Pirtle Blvd. Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Applied Optoelectronics, Inc. (the “Company”) previously reported in its Current Report on Form 8-K dated November 21, 2022 that the Company had entered into a Loan, Security and Guarantee Agreement dated November 16, 2022 (the “Loan Agreement”). On August 16, 2023, the Company delivered a notice of termination (the “Termination Notice”) to CIT Northbridge Credit LLC, as the agent for the secured parties under the Loan Agreement, to terminate the credit facility provided under the Loan Agreement. As a result of the Company’s delivery of the Termination Notice, the credit facility provided under the Loan Agreement will be terminated effective as of November 17, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By:	/s/ DAVID C. KUO
David C. Kuo
Senior Vice President and Chief Legal Officer

Date: August 17, 2023

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